Exhibit (d)(2)

RIGHTS CERTIFICATE NUMBER                                 CUSIP NUMBER

-----------------------------------               ---------------------------


                                                                -------------
                                                                    RIGHTS


     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED OCTOBER ___, 2003 (THE "PROSPECTUS") AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE INFORMATION AGENT.

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
                      INCORPORATED UNDER THE LAWS OF THE
                               STATE OF MARYLAND

                          SUBSCRIPTION CERTIFICATE

       VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., EASTERN TIME, ON NOVEMBER 19, 2003 UNLESS THE OFFER IS EXTENDED


REGISTERED OWNER:

The registered owner of this Subscription Certificate is entitled to subscribe for one share ("Share") of the Common Stock of Ellsworth Convertible Growth and Income Fund, Inc. for every six rights ("Rights") held, one of which has been issued (such issuance includes rounding up to the nearest number of Rights evenly divisible by six) for each share of Common Stock owned of record on October 14, 2003 (the "Record Date"). If such registered owner subscribes for the maximum number of Shares to which he or she is entitled through the Primary Subscription, he or she is entitled to subscribe for an unlimited number of additional Shares not otherwise subscribed for pursuant to the Over-Subscription Privilege, subject to allocation as described in the Prospectus dated October ___, 2003, if there are sufficient available Shares. All subscriptions are subject to the terms and conditions set forth herein and in the Prospectus.

THE NON-TRANSFERABLE RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE MAY BE EXERCISED BY DULY COMPLETING THE REVERSE SIDE HEREOF AND SUBMITTING FULL PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE FOR EACH SHARE OF COMMON STOCK SUBSCRIBED FOR.

  FOR FINAL PRICING OF SHARES PURSUANT TO THE RIGHTS OFFERING PLEASE READ THE
                           BACK OF THIS CERTIFICATE.

________________________________        _____________________________
Thomas H. Dinsmore, Chairman            Gary I. Levine, Treasurer


                  COUNTERSIGNED AND REGISTERED:
                     AMERICAN STOCK TRANSFER & TRUST COMPANY,
                         (New York, NY)   TRANSFER AGENT
                                         AND REGISTRAR

                By:                    AUTHORIZED SIGNATURE

             DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

           For delivery by mail, hand delivery or overnight courier:

                    American Stock Transfer & Trust Company
                          59 Maiden Lane, Plaza Level

                              New York, NY 10038

   Delivery other than in the manner or to the address listed above will not constitute valid delivery.

               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.


                Primary Subscription Entitlement

            Number of Rights Issued: __________ /6 = __________ new Shares


A.   YOU HAVE FOUR CHOICES:

1. You can subscribe for all the new Shares listed in the box above (the "Primary Subscription");

2. You can subscribe for more than the number of new Shares listed in the box above (the "Over-Subscription Privilege"). Certain stockholders may choose not to subscribe, and their shares may be available to you subject to an allocation process as described in the Prospectus;

3. You can subscribe for less than the number of new Shares listed in the box above; or

4.   If you do not wish to purchase additional Shares, disregard this material.

B.   INSTRUCTIONS:

In order to purchase shares of the Ellsworth Convertible Growth and Income Fund, Inc. pursuant to the rights offering, please be sure to:

1.   Complete the information below under Section C and Section D.

2.   Sign below under Section F.

3. Return this completed and signed Subscription Certificate together with payment by the method marked in Section D as calculated in Section C of this Subscription Certificate to American Stock Transfer & Trust Company in the envelope provided before 5:00 p.m., Eastern time, on November 19, 2003, (the "Expiration Date").

4. Alternatively, you may contact your broker and complete a Notice of Guaranteed Delivery form.

C.   ENTER ONE CHOICE ONLY:

[ ] 1. I wish to apply for the Primary Subscription (6 Rights = 1 share) see box above:

         ________   x   $___________      =     Total Due   $__________
         (Shares)       (estimated price)


[  ] 2.  I wish to apply for the Primary Subscription plus the Over-
         Subscription Privilege:

         Primary Subscription Shares: ______ x $____________  =   $__________
                                     (Shares)  (estimated price)
         Plus Additional Shares:      ______ x $____________  =   $__________
                                     (Shares)  (estimated price)

                   Total Shares:      ______            Total Due $__________


[ ] 3. I wish to apply for less than the number of new Shares listed in the box above.

         Enter number of Shares:______ x $____________ = Total Due $_________
                               (Shares)  (estimated price)

Control No. ___________                               Account No. ___________

D.   METHOD OF PAYMENT (CHECK ONE)

[  ]    Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

[  ]    Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as
        Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #21000021, Account #323-890113.

E.   FINAL PRICING (SUBSCRIPTION PRICE):

The actual subscription price (the "Subscription Price") will be the lesser of 95% of (a) the net asset value per share of the Fund's Common Stock on November 20, 2003, (the "Pricing Date") or (b) the average of the volume-
weighted  average sales prices of a share of the Fund's Common  Stock  on  the
American Stock Exchange on the Pricing Date and the four preceding trading days. This will be your final Subscription Price for the new shares. The Estimated Subscription Price for purposes of exercising Rights is $_____ per Share.

It  is possible that stockholders will receive a refund or be required to  pay
an   additional   amount  equal  to  the  difference  between  the   Estimated
Subscription Price of $_____, and the final Subscription Price.

F. I acknowledge that I have received the Prospectus for this rights offering, and I hereby irrevocably subscribe for the number of new Shares indicated in Section C of this Subscription Certificate upon the terms and conditions specified in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price, as determined on the Expiration Date, is in excess of $_____ per Share, the Estimated Subscription Price per Share.

I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

______________________________________________________________________________

______________________________________________________________________________
                      Signature(s) of Subscriber(s)

______________________________________________________________________________
                          Signature Guarantee
                     (If required, see Section G)

Telephone number (including area code): ______________________________________

G. If you wish to have your Shares and refund check (if any) delivered to another address other than that listed on this Subscription Certificate you must have your signature(s) guaranteed in Section F. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide delivery address below and please note if it is a permanent change.

Other Address:

______________________________________________________________________________

PLEASE CALL GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE FUND'S INFORMATION AGENT AT (888) 705-1032 IF YOU HAVE ANY QUESTIONS ABOUT THE RIGHTS OFFERING.